State of Delaware
Secretary of State
Division of Corporations
Delivered 12:49 PM 08/11/2009
FILED 12:27 PM 08/11/2009
SRV 090769412 - 4719100 FILE

CERTIFICATE OF FORMATION
OF
EMERALD COAST BEHAVIORAL HOSPITAL, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act"), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1. The name of the limited liability company is EMERALD COAST BEHAVIORAL HOSPITAL, LLC (the "Company").

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.

4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 10th day of August, 2009

E. Brent Hill

E. Brent Hill, Authorized Person

3025629.1